Exhibit 23.3
CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Celanese Corporation of our report dated June 20, 2022, relating to the financial statements of the Mobility & Materials Businesses of DuPont de Nemours, Inc., which appears in Celanese Corporation's Current Report on Form 8-K dated June 27, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 31, 2023